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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


            The Netherlands                             NOT APPLICABLE
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective pursuant    Exchange Act and is effective pursuant
to General Instruction A.(c), please      to General Instruction A.(d), please
check the following box. [X]              check the following box. [_]

Securities Act registration statement file number to which
this form relates:                                                333-89136
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                                                               (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                   Name of Each Exchange on Which
           to be so Registered                   Each Class is to be Registered
           -------------------                   ------------------------------
        Medium-Term Notes, Series A                 American Stock Exchange
         (Senior Fixed Rate Notes)
 14.00% Reverse Exchangeable Securities
       due March 18, 2004 linked to
     common stock of Intel Corporation

Securities to be registered pursuant to Section 12(g) of the Act: None

                                (Title of Class)

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Item 1:  Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 14.00% Reverse Exchangeable Securities due March 18, 2004, linked to common stock of Intel Corporation (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333-89136) filed with the Securities and Exchange Commission on July 1, 2002 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated July 8, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated September 13, 2002, filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2:  Exhibits

     The following exhibits are filed herewith:

     4.1 Proposed form of Global Note evidencing the Securities.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         ABN AMRO Bank N.V.

Date:  September 13, 2002                By:   /s/ Russell Brenner
       --------------------                    --------------------------------
                                               Name:  Russell Brenner
                                               Title: Attorney-in-Fact


                                         ABN AMRO Bank N.V.

Date:  September 13, 2002                By:   /s/ Laura Schisgall
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                                               Name:  Laura Schisgall
                                               Title: Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit No.                                                          Page No.
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4.1      Proposed form of Global Note evidencing Securities.           A-1